Exhibit 10.4

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SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment (“SECOND AMENDMENT”) dated as of 20 January, 2014 (“AMENDMENT DATE”) is entered into between Minerva Neurosciences, Inc. (F/K/A Cyrenaic Pharmaceuticals, Inc., a Delaware corporation, having a place of business located at 245 First Street, Suite 1800, Cambridge MA 02142, U.S.A. (“LICENSEE”) and Mitsubishi Tanabe Pharma Corporation, a Japanese corporation, having a place of business located at 6-18, Kitahama 2 Chome, Chuo-ku, Osaka 541-8505, Japan (“MTPC”).

WITNESSETH:

WHEREAS, LICENSEE and Mitsubishi Pharma Corporation (a predecessor of MTPC) entered into LICENSE AGREEMENT relating to MT-210 dated as of August 30, 2007 (“LICENSE AGREEMENT”) and AMENDMENT TO THE LICENSE AGREEMENT dated as of 16th June, 2011; and

WHEREAS, LICENSEE desires to develop the Product containing MT-210 Compound for the therapy of schizophrenia with its priority, and LICENSEE and MTPC agrees to modify the terms and conditions of the LICENSE AGREEMENT in order that LICENSEE conducts the development by itself or together with a third party by way of sub-licensing on LICENSEE’s own responsibility.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.              Defined Words and Expressions.

Unless the context otherwise requires, all words and expressions defined in the LICENSE AGREEMENT shall have the same meanings in this SECOND AMENDMENT.

2.              Termination of First Amendment.

The AMENDMENT TO THE LICENSE AGREEMENT dated as of 16th June, 2011 between LICENSEE and MTPC shall be terminated at the time of execution of this SECOND AMENDMENT and shall no longer be in force and effect.

3.              Amendment of Definition of Net Sales.

The definition of “Net Sales” is hereby amended to delete the reference to “sublicensees” such that except as set forth in Section 7 of this SECOND AMENDMENT, no royalties shall

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be paid on any Net Sales made by any Sublicensee (defined below); provided, however, that “Net Sales” of any Sublicensee shall be included for determining whether the Net Sales Milestone in Section 5.2.1(d) has been achieved.

4.              Withdrawal of Right of First Negotiation.

MTPC agrees to withdraw its Right of First Negotiation set forth in Section 2.3 of the LICENSE AGREEMENT.  Therefore, Section 2.3 of the LICENSE AGREEMENT shall be amended and restated in its entirety to read as follows:

“2.3  Sublicense Rights.  LICENSEE and its Affiliate shall have the right to grant sublicenses under all or part of the licenses granted under Sections 2.1 and 2.2.  In such case, LICENSEE shall provide MTPC with a copy of the sublicense agreement including the payment conditions entered into between LICENSEE and its sublicensee, promptly following the execution of such agreement.”

5.              Amendment to Development Diligence.

(a)         Section 4.1.5 of the LICENSE AGREEMENT is hereby amended by deleting subparagraphs (a) through (d) in its entirety and replacing said diligence obligations with the following:

“Commencement of the clinical pharmacology study of the Product containing MT-210 Compound by the end of April, 2015;”

(b)         Section 4.1.5 of the LICENSE AGREEMENT shall be further amended to delete any reference to the term “any of the milestones” or any reference to multiple milestones and replace such references to similar language to reflect the fact that there is only a single milestone (i.e., the commencement of the clinical pharmacology study).

(c)          The last paragraph of Section 4.1.5 of the LICENSE AGREEMENT beginning with the sentence “Notwithstanding the foregoing, LICENSEE may extend the time to achieve any of the milestones …” shall be deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, LICENSEE may extend the time to achieve the milestone set forth in Section 4.1.5 above for one (1) year, at its sole discretion, by making a payment of [*] to MTPC before the date on which the milestone was to have been originally achieved (the “Extension Payment”).  If such Extension Payment is made, the milestone will be concomitantly extended by one (1) year.

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LICENSEE will have the right to make an unlimited number of Extension Payments in conjunction with the development of Product containing the MT-210 Compound.  For the avoidance of doubt, Extension Payments will be in addition to the milestone that is otherwise payable to MTPC as set forth in Section 5 of this Agreement.”

6.              Amendment to Milestone Payments.

(a)         Section 5.1 of the LICENSE AGREEMENT is hereby amended by deleting such section in its entirety and replacing it as follows:

“5.1  Initial Licensing Fee.  In consideration of the licenses granted by MTPC to LICENSEE, LICENSEE has previously paid MTPC the total amount of [*] as the initial license fee.”

(b)         Section 5.2.1 of the LICENSE AGREEMENT is hereby amended by deleting such section in its entirety and replacing it with the foregoing:

“5.2.1.  Milestone Payments.  In addition to the initial license fee, in consideration of the licenses granted by MTPC to LICENSEE, LICENSEE shall pay to MTPC the milestone payments as follows:

(a)	Onset of Phase II(a) Study	[*]

(b)	Launch in the first European Country	[*]

(c)	Launch in the U.S.	[*]

(d)	When cumulative Net Sales first reach US$300,000,000 (the “Net Sales Milestone”)	[*]

Notwithstanding the foregoing, the milestone payments set forth in paragraphs (b) and (c) above shall be reduced or eliminated, if applicable, by the amount of Sublicense Consideration (as defined below) received by MTPC.  For clarification, in the event that the Launch in the United States takes place prior to the Launch in the first European Country and the total amount of Sublicense Consideration paid to MTPC on or before the Launch in the United States is less than [*], LICENSEE shall pay to MTPC the amount of the difference between such [*] and the actual amount of the Sublicense Consideration paid to MTPC, within sixty (60) days after the Launch in the United States, which payment shall be in full satisfaction for the milestone payment due in subparagraph (c) above for Launch in the United States.  If the Sublicense

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Consideration is in excess of [*] on or before the Launch in the United States, no milestone payment for the Launch in the United States shall be due and Sublicense Consideration upon such Launch for the portion of such excess shall not be paid.

In the event that the Launch in the first European Country takes place prior to the Launch in the United States and the total amount of Sublicense Consideration paid to MTPC on or before the Launch in the first European Country is less than [*], LICENSEE shall pay to MTPC the amount of the difference between such [*] and the actual amount of the Sublicense Consideration paid to MTPC, within sixty (60) days after the Launch in the first European Country, which payment shall be in full satisfaction for the milestone payment due in subparagraph (b) above for Launch in the first European Country.  If the Sublicense Consideration is in excess of [*] on or before the Launch in the first European Country, no milestone payment for the Launch in the first European Country shall be due and Sublicense Consideration upon such Launch for the portion of such excess shall not be paid.

In the event that the total amount of the Sublicense Consideration paid to MTPC on or before the Launch in the United States or the first European Country, which takes place later, is less than [*], LICENSEE shall pay to MTPC the amount of difference between (i) such [*] and (ii) the sum of the total amount paid to MTPC prior to the sublicense as the milestone payments set forth in subparagraphs (b) and (c) above on or before such Launch, if any, and the amount of the Sublicense Consideration paid to MTPC, within sixty (60) days after the Launch in the first European Country or in the United States, which takes place later.  Notwithstanding any other provision in this Agreement, if the Sublicense Consideration is in excess of [*] on or before the Launch in the first European Country or in the United States, which takes place later, no milestone payment for the Launch in the first European Country or in the United States, which takes place later, shall be due.

Both Parties acknowledge that LICENSEE has already paid the initial license fee and the Five Hundred Thousand United States Dollars ($500,000) milestone payment set forth in subparagraph (a) above.”

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(c)          Schedule 5.2 of the LICENSE AGREEMENT is hereby amended by deleting such section in its entirety.  For the avoidance of doubt, except as set forth in Section 5.2.1 of the LICENSE AGREEMENT, no additional milestone payments shall be due under the LICENSE AGREEMENT.

(d)         Section 5.2 of the LICENSE AGREEMENT is amended by renumbering the existing Section 5.2.2 as 5.2.3 and adding a new Section 5.2.2 that shall read in its entirety as follows:

“5.2.2  Sublicensing Fee in Case of Sublicense.  In the event that LICENSEE sublicenses all or part of its rights under the MPC Intellectual Property to make, have made, use, have used, sell, offer for sale, have sold, import and have imported Product in the Field for purposes of commercialization in the LICENSEE Territory to a third party (“Sublicensee”), in consideration of the licenses granted by MTPC to LICENSEE herein, LICENSEE shall pay to MTPC [*] of all payments, including the upfront payments, milestone payments, and the sale of any Company equity or debt securities, but excluding the royalties, received in connection with any such sublicense from a Sublicensee that are related to the Product (“Sublicense Consideration”), in addition to the milestone payments set forth in Section 5.2.1, but subject to reduction or elimination in connection with the receipt of Sublicense Consideration as provided for in Section 5.2.1 above.

Such payments shall be made within sixty (60) days as and when such payments are received by LICENSEE from such Sublicensee.  For purposes of clarification, Sublicense Consideration shall not include any royalties received by LICENSEE from the sale of Product.  For the avoidance of doubt, LICENSEE and MTPC acknowledge that if the Sublicense Consideration payable to MTPC is in excess of the aggregate milestones payable to MTPC set forth in Section 5.2.1(b) and (c) above, then MTPC shall be entitled to any Sublicense Consideration payable in excess of such amount.”

(e)          The renumbered Section 5.2.3 is hereby amended by deleting such section in its entirety and replacing it with the foregoing:

“5.2.3  Reports and Payments.  The milestone payments set forth in Section 5.2.1 shall be made no more than once with respect to the achievement of each milestone and no amounts shall be due hereunder for any subsequent or repeated achievement of such milestones (but payable on the first achievement of such milestone).  For clarification, if any milestone set forth in Section 5.2.1 is paid with respect to any

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Product containing the MT-210 Compound, then no further milestone payment shall be made upon the achievement of such milestone with respect to any Product containing an Alternate Compound or an MT-210 Back-Up.  LICENSEE shall notify MTPC in writing within sixty (60) days after the achievement of the milestones specified in Section 5.2.1 and each such notice shall be accompanied by the appropriate milestone payment.”

7.              Amendment to Royalties Payments by LICENSEE.  Notwithstanding Section 5.3 in the LICENSE AGREEMENT, in the event that LICENSEE sublicenses its rights under MPC Intellectual Property to a Sublicensee, in consideration of the licenses granted by MTPC to LICENSEE herein, LICENSEE shall pay to MTPC [*] of all royalties received by LICENSEE from Sublicensee related to the sale of Product, and no additional royalties will be due and owing to MTPC as a result of sales of Product by any such Sublicensee.  For clarification, in the event that LICENSEE does not sublicense its rights under MPC Intellectual Property to a Sublicensee, LICENSEE shall pay to MTPC a Royalty pursuant to Section 5.3 of the LICENSE AGREEMENT.

8.              Other Provisions.

(a)         Governing Law.  This SECOND AMENDMENT shall be governed by, and interpreted in accordance with the laws of the State of New York, without reference to conflicts of laws principles thereof except matters of patent law, which shall be determined in accordance with the national intellectual property laws relevant to the Patent Rights in question.

(b)         Counterparts.  This SECOND AMENDMENT may be executed in several duplicates, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(c)          Assumption of the Obligations and Benefits.  In the event that LICENSEE sells their shares or their assets relating to the Compound and/or Product, all of the obligations and benefits in the LICENSE AGREEMENT and in this Amendment shall be assigned to the purchaser of such shares or assets.

(d)         No Other Amendments.  Save as amended by this SECOND AMENDMENT, the terms of the LICENSE AGREEMENT shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this SECOND AMENDMENT as of the date first set forth above.

Minerva Neurosciences, Inc.		Mitsubishi Tanabe Pharma Corporation

By:	/s/ Rogerio Vivaldi Coelho	By:	/s/ Seiichi Murakami
Name:	Rogerio Vivaldi Coelho	Name:	Seiichi Murakami
Title:	President and CEO	Title:	Managing Executive Officer